Exhibit 99.1

News Release

FREYR Battery Closes Transformative Acquisition of Trina Solar’s U.S. Manufacturing Assets

New York and Newnan, GA, December 24, 2024, FREYR Battery (NYSE: FREY) (“FREYR” or the “Company”) today announced the closing of the Company’s acquisition of the U.S. solar manufacturing assets of Trina Solar Co Ltd. (SHA: 688599) (“Trina Solar”) in accordance with the previously communicated timeline.

Under the terms of the finalized agreement, FREYR has acquired Trina Solar’s 5 GW solar module manufacturing facility in Wilmer, Texas. The facility commenced production on November 1, 2024, and is expected to ramp up to full production by H2 2025 with 30% of estimated production volumes backed by firm offtake contracts with U.S. customers.

Highlights

●	The Transaction creates a commercial and operating platform to establish a leading integrated U.S.-owned and operated solar and battery storage company with a pathway for value enhancing growth

●	Transaction leverages Trina Solar’s global leadership in the solar and the renewable energy industries, established U.S. commercial presence, global supply chains, advantaged technology, and a strong track record of manufacturing and project execution for U.S. customers

●	Total consideration to Trina Solar at closing comprised of $100 million of cash, $50 million repayment of an intercompany loan, $150 million loan note, 9.9% of FREYR outstanding common stock, and an $80 million convertible loan note that would convert into an additional 11.5% of FREYR outstanding common stock after certain conditions are satisfied; in addition FREYR acquired $235 million in indebtedness in connection with the facility in Wilmer, Texas

●	FREYR reiterates initial 2025 EBITDA guidance of $75 - $125 million. FREYR expects to exit 2025 at full-year run rate EBITDA of $175 - $225 million and integrated solar module/solar cell production annual run rate EBITDA of $650 - $700 million

●	Ramp up activities at the Wilmer, TX solar module plant continue as scheduled. Line 1 has been completed and the commissioning on Line 2 commenced in November 2024; FREYR expects the seven-line facility to reach full production in H2 2025

●	FREYR intends to submit transaction documentation in Q1 2025 to secure U.S. regulatory consents from relevant organizations, including the Committee on Foreign Investment in the United States (CFIUS)

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●	FREYR received $50 million from Encompass Capital Advisors LLC (“Encompass”) in exchange for the issuance of preferred stock in connection with this closing, and FREYR may receive an additional $50 million from Encompass upon the Company proceeding to start of construction on a solar cell manufacturing facility

●	FREYR is proceeding with its site selection process for a planned U.S. solar cell facility with a start of construction anticipated in Q2 2025

FREYR is progressing with the implementation of a multi-phase strategic plan to establish a vertically integrated U.S. solar manufacturing footprint. With site selection for the planned 5 GW U.S. solar cell manufacturing plant underway, the Company is evaluating and pursuing debt and equity solutions to fund construction. FREYR is still targeting a start of construction in Q2 2025 with anticipated first solar cell production in H2 2026. The creation of a U.S.-owned and operated company that can provide a turnkey solar technology solution is expected to solve a bottleneck for developers, create up to 1,800 direct jobs, satisfy local content requirements for U.S. solar projects, and competitively differentiate FREYR.

“Today is an exciting day for FREYR. The closing of this transaction marks the start of a new chapter for the Company as we execute our strategic plan to build a U.S.-based leader in the solar and storage markets,” remarked Daniel Barcelo, FREYR’s Chairman of the Board and CEO. “We are grateful for the continued support of our shareholders, and we look forward to advancing our key objectives to create meaningful shareholder value and to enhance our competitive position in 2025, highlighted by the planned start of construction of our solar cell manufacturing facility and other project development opportunities that are emerging for FREYR and Trina to mutually pursue.”

Transaction details

In accordance with the previously disclosed terms of the transaction agreement, the total consideration to Trina Solar consists of $100 million of cash, $50 million repayment of an intercompany loan, a $150 million loan note, 9.9% of FREYR outstanding common stock, and an $80 million convertible loan note that would convert into an additional 11.5% of FREYR outstanding common stock after certain conditions are satisfied. FREYR has secured a $100 million commitment for the issuance of preferred stock to certain funds and accounts managed by Encompass, of which $50 million in preferred stock has been issued to such certain funds and accounts managed by Encompass in connection with this closing, and $14.8 million for a private placement of 7.0% of FREYR outstanding common stock to Ms. Chunyan Wu, a co-founder and significant shareholder of Trina Solar, subject to certain conditions. The funds will be used for general operational and working capital purposes.

Transaction advisors

Santander served as financial advisor, Skadden, Arps, Slate, Meagher & Flom (UK) LLP served as legal advisor, Arnold & Porter, Ernst & Young, Clean Energy Associates and Rystad Energy served as advisors to FREYR in support of the transaction. Dorsey & Whitney LLP served as U.S. legal advisor, CICC served as financial advisor and Deloitte served as tax advisor to Trina Solar.

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About FREYR

FREYR (NYSE: FREY) is a clean energy solutions provider building an integrated U.S. supply chain for solar and batteries. In November 2024, FREYR announced a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar and battery storage strategy. Based in the U.S. with plans to expand its operations in America, the company is also exploring value optimization opportunities across its portfolio of assets in Europe. To learn more about FREYR, please visit www.freyrbattery.com and follow @FREYRBattery on social media.

Investor contact:

Jeffrey Spittel

Executive Vice President, Investor Relations and Corporate Development

jeffrey.spittel@freyrbattery.com

Tel: (+1) 409 599-5706

Media contact:

Amy Jaick

Global Head of Communications
amy.jaick@freyrbattery.com

Tel: (+1) 973 713-5585

Cautionary Statement Concerning Forward-Looking Statements

All statements, other than statements of present or historical fact included in this presentation, including, without limitation, FREYR Battery, Inc.’s, a Delaware corporation, (“FREYR”) ability to establish a commercial presence in the U.S. solar market; the potential benefits of FREYR’s strategic acquisition of Trina Solar US Holding Inc., a Delaware corporation (“Trina”), including value enhancing growth; any projected 2025 EBITDA guidance and run-rate EBITDA figures; the expected timeline of any post-closing activities or events; FREYR’s ability to secure financing options for the solar cell manufacturing facility; the projected ramp up to full production by H2 2025 of Trina’s solar module manufacturing facility; the estimated production volumes backed by firm offtake contracts for the solar module manufacturing facility; the projected start of solar cell manufacturing production in Q2 2025; the construction of a U.S. solar cell manufacturing facility targeting start of production in H2 2026; the integration of U.S. solar module and solar cell capacity; FREYR’s timeline for obtaining regulatory consents for the transaction; FREYR’s ability to become a leading U.S. solar module producer; the establishment of a domestic manufacturing footprint for FREYR’s business; the creation of 1,800 local jobs; the integration of U.S. solar and battery energy storage system manufacturing; the monetization of FREYR’s legacy assets;; the ability for a U.S.-owned and operated solar technology solution company to solve a bottle neck for developers and satisfy local content requirements for U.S. solar projects; and any potential competitive differentiators FREYR may offer are forward-looking statements.

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These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the Company following the closing of the transaction; (2) the risk that the transaction disrupts current plans and operations as a result of the consummation of the transaction; (3) the ability to recognize the anticipated benefits of the transaction and inability to timely secure regulatory consents related to the transaction; (4) costs related to the transaction; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (7) any potential risk that the Chinese equity ownership in the Company may impact FREYR’s ability to develop a solar cell facility in the U.S.; (8) any increases to commodity pricing or US tariff and countervailing duty levels; and (9) potential operational risks associated with commissioning and ramp-up of production. The Company cautions that the foregoing list of factors is not exclusive. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s post-effective amendment no. 1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2024, (ii) FREYR’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023 and October 31, 2023, and (iii) FREYR’s annual report on Form 10-K filed with the SEC on February 29, 2024, and FREYR’s quarterly reports on Form 10-Q filed with the SEC on May 8, August 9 and November 12, 2024, and available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.

FREYR intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on FREYR’s website in the ‘Investor Relations’ sections. FREYR also intends to use certain social media channels, including, but not limited to, Twitter and LinkedIn, as means of communicating with the public and investors about FREYR, its progress, products and other matters. While not all the information that FREYR posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, FREYR encourages investors and others interested to review the information that it posts and to monitor such portions of FREYR’s website and social media channels on a regular basis, in addition to following FREYR’s press releases, SEC filings, and public conference calls and webcasts. The contents of FREYR’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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